As filed with the Securities and Exchange Commission on August 9, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Oaktree Capital Group, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0174894
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.550% Series B Preferred units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (If applicable):

333-211371

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

Descriptions of the 6.550% Series B Preferred units representing limited liability company interests (the “Series B Preferred Units”) of Oaktree Capital Group, LLC (the “Registrant”) are contained in a prospectus dated May 13, 2016, constituting part of the Registrant’s registration statement on Form S-3 (File No. 333-211371), relating to the Series B Preferred Units (the “Prospectus”), and a supplement to the Prospectus dated August 2, 2018 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The description of the Series B Preferred Units contained in the Prospectus under the heading “Description of Units” and the description of the Series B Preferred Units in the Prospectus Supplement under the heading “Description of the Series B Preferred Units,” are each incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Formation of Oaktree Capital Group, LLC (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on June 17, 2011 (File 333-174993)).

3.2	Fourth Amended and Restated Operating Agreement of Oaktree Capital Group, LLC, dated as of May 17, 2018, including unit designation dated as of November 16, 2015, and unit designation with respect to the Series A Preferred Units, dated as of May 17, 2018 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 1, 2018).

3.3	Unit Designation with respect to the Series B Preferred Units, dated as of August 9, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2018).

4.1	Form of 6.550% Series B Preferred Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OAKTREE CAPITAL GROUP, LLC

Date: August 9, 2018	By:	/s/ Todd E. Molz
Name: Todd E. Molz
Title: General Counsel and Managing Director